Exhibit 99.4

Inverness Medical Innovations, Inc.

LETTER TO CLIENTS

Regarding Its Offer to Exchange

7.875% Senior Notes Due 2016
Registered under the Securities Act of 1933, as amended

For

Any and All of Its Outstanding
7.875% Senior Notes Due 2016
Issued on September 28, 2009 in a Transaction Exempt
from Registration under the Securities Act of 1933, as Amended

March 30, 2010
To Our Clients:

We are enclosing a Prospectus dated March 30, 2010 (as amended and supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal and the instructions thereto (which, together with the Prospectus, constitutes the “Exchange Offer”), in connection with the offer by Inverness Medical Innovations, Inc., a Delaware corporation (the “Issuer”), to exchange up to $100.0 million aggregate principal amount of its 7.875% Senior Notes due 2016 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 7.875% Senior Notes due 2016 that were issued and sold on September 28, 2009 in a transaction exempt from registration under the Securities Act (the “Old Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer. As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes will not contain the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the Old Notes.

The enclosed materials are being forwarded to you as the beneficial owner of Old Notes that we hold for your account or benefit but that are not registered in your name. An exchange of Old Notes may only be made by us as the registered holder and pursuant to your instructions. Accordingly, if you wish us to exchange the Old Notes that we hold for your account or benefit in the Exchange Offer, please contact us immediately. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial ownership of Old Notes that we hold for your account or benefit. The Exchange Offer provides a procedure for holders to tender the Old Notes by means of guaranteed delivery.

We request instructions as to whether you wish to tender any or all of the Old Notes that we hold for your account or benefit pursuant to the terms and subject to the conditions of the Exchange Offer. If you wish us to tender any or all of the Old Notes that we hold for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of the Old Notes that we hold for your account or benefit will be tendered unless otherwise specified on the instruction form. Your instructions must be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time.

We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Old Notes and confirming that we may make the representations contained in the Letter of Transmittal on your behalf.

Your attention is directed to the following:

1. The Exchange Offer will expire at 5:00 p.m., New York City time (the “Expiration Time”), on May 3, 2010 (the “Expiration Date”), unless the Exchange Offer is extended to a later time or date, in which case the Expiration Time and Expiration Date shall be such later time and date, respectively.

2. Tenders of Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time before the Expiration Time, if such Old Notes have not been previously accepted for exchange pursuant to the Exchange Offer.

3. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered, except that Old Notes may be tendered only in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof.

4. The forms and terms of the New Notes are identical in all material respects to the forms and terms of the Old Notes that they replace, except that the New Notes will not contain the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the Old Notes and except that the New Notes have been registered under the Securities Act. Interest on the New Notes will accrue from the most recent interest payment date on the Old Notes.

5. Based on interpretations by the staff of the Division of Corporation Finance of the Securities Exchange Commission (the “SEC”) as set forth in certain interpretative letters addressed to third parties in other transactions, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder that is an “affiliate” of the Issuer or any subsidiary guarantor of the New Notes within the meaning of Rule 405 under the Securities Act or a “broker” or “dealer” registered under the Securities Exchange Act of 1934, as amended) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder’s business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. See “Shearman & Sterling,” SEC No-Action Letter (available July 2, 1993), “Morgan Stanley & Co., Inc.,” SEC No-Action Letter (available June 5, 1991), and “Exxon Capital Holding Corporation,” SEC No-Action Letter (available May 13, 1988).

6. The trading market for Old Notes not exchanged in the Exchange Offer may be significantly more limited than it is at present.

7. Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuer will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes and may terminate the Exchange Offer (whether or not any Old Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under “The Exchange Offer — Conditions to the Exchange Offer,” shall have occurred or shall exist or shall not have been satisfied.

8. Each registered holder of Old Notes will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. See Instruction 9 of the enclosed Letter of Transmittal.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities laws.

Again, please note that the accompanying Letter of Transmittal is furnished to you only for informational purposes and may not be used by you to exchange Old Notes that are registered in our name but that we hold for your account or benefit.

Inverness Medical Innovations, Inc.

OFFER TO EXCHANGE

7.875% Senior Notes Due 2016
Registered under the Securities Act of 1933, as amended

For

Any and All of Its Outstanding
7.875% Senior Notes Due 2016
Issued on September 28, 2009 in a Transaction Exempt
from Registration under the Securities Act of 1933, as Amended

Instructions to Registered Holder or DTC Participant from Beneficial Owner:

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated March 30, 2010 and the related Letter of Transmittal and the instructions thereto in connection with the offer by Inverness Medical Innovations, Inc., a Delaware corporation (the “Issuer”), to exchange New Notes for Old Notes.

This letter instructs you to tender the principal amount of Old Notes indicated below that you hold for the account or benefit of the undersigned, upon the terms and subject to the conditions set forth in the enclosed Prospectus and the related Letter of Transmittal.

The undersigned acknowledges and represents that:

1. the undersigned is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or any subsidiary guarantor of the New Notes, or if the undersigned is an affiliate, it will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable;

2. the undersigned is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

3. the undersigned will receive the New Notes in the ordinary course of its business;

4. if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes; and

5. if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes acquired as a result of market-making or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned has read and agrees to all of the terms of the Exchange Offer.

☐          Tender all of the Old Notes*

☐ Tender only the following principal amount of Old Notes:*

Name(s) (Please Print):

By:
(Signature)

Name:

Title:

Dated:

Address

Zip Code

Area Code and Telephone Number

*	Unless otherwise indicated, it will be assumed that all of the Old Notes are to be tendered.

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